Exhibit 99.1

F.N.B. Corporation Reports Record Revenue and Operating Net Income

Includes 10% Increase in Earnings Per Share

PITTSBURGH, July 23, 2015 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) today reported second quarter 2015 results. Net income available to common shareholders for the second quarter of 2015 totaled $38.1 million, or $0.22 per diluted common share. Comparatively, second quarter of 2014 net income totaled $32.8 million, or $0.20 per diluted common share, and first quarter of 2015 net income totaled $38.3 million, or $0.22 per diluted common share. Operating results are presented in the table below.

Vincent J. Delie, Jr., President and Chief Executive Officer, commented, "The quarter's high-quality results include another double-digit increase in operating earnings per share. The earnings growth was highlighted by record total revenue of $165 million and further improvement in our efficiency ratio to 56%. The second quarter reflects our ability to generate positive operating leverage, continued strong organic growth in loans and deposits and positive asset quality results."

Quarterly Results Summary	2Q15	1Q15	2Q14
Reported Results
Net income available to common shareholders ($ in millions)	$38.1	$38.3	$32.8
Net income per diluted common share	$0.22	$0.22	$0.20

Operating Results (Non-GAAP)
Operating net income available to common shareholders ($ in millions)	$38.4	$38.3	$33.4
Operating net income per diluted common share	$0.22	$0.22	$0.20

Average Diluted Shares Outstanding (in 000's)	176,362	175,826	167,868

Second Quarter 2015 Highlights
(All comparisons are to the prior quarter, except as noted; Organic growth in loans and leases and deposits refers to growth excluding the benefit of initial balances obtained via acquisitions.)

  Total revenue was $165.3 million, an increase of $3.4 million, or 2.1%.
  Organic growth in total average loans and leases was $249 million, or 8.8% annualized, with average commercial loan and lease growth of $151 million, or 9.6% annualized, and average consumer loan growth of $93 million, or 7.6% annualized.
  Organic growth in total average deposits and customer repurchase agreements was $217 million, or 7.0% annualized, with average non-interest demand deposit growth of $140 million, or 21.2% annualized.
  The net interest margin was 3.43%, compared to 3.48%.
  The efficiency ratio was 56.0%, improved from both 56.6% in the prior quarter and 57.3% in the second quarter of 2014.
  Credit quality results reflect favorable non-performing loan and delinquency levels.  For the originated portfolio, non-performing loans and other real estate owned (OREO) to total loans and leases and OREO improved 3 basis points to 1.05% and total originated delinquency was stable at 0.86% at June 30, 2015.  Net originated charge-offs were 0.23% annualized of total average originated loans and leases, compared to 0.24% annualized in the first quarter of 2015 and 0.23% annualized in the second quarter of 2014.
  The tangible common equity to tangible assets ratio was 6.93% at June 30, 2015.  The tangible book value per share (non-GAAP measure) increased $0.04 to $6.22 at June 30, 2015.

Second Quarter 2015 Results – Comparison to Prior Quarter
(All comparisons refer to the first quarter of 2015, except as noted)

Net Interest Income/Loans/Deposits

Net interest income on a fully taxable equivalent basis totaled $125.6 million, increasing $1.9 million, or 1.5%, reflecting strong organic loan growth and one more day in the second quarter. The net interest margin was 3.43%, compared to 3.48% in the prior quarter. Excluding accretable yield adjustments, the second quarter core net interest margin was 3.39%, compared to 3.43%. The net interest margin narrowing reflects lower yields on new loans attributable to the extended low interest rate and competitive environment.

Average loans and leases totaled $11.5 billion, and total average organic loan and lease growth totaled $249 million, or 8.8% annualized. Organic growth in average commercial loans and leases totaled $151 million, or 9.6% annualized, and organic growth in average consumer loans was $93 million, or 7.6% annualized. Commercial and consumer loan growth continued to benefit from an expanded footprint, with solid contributions from both the metropolitan markets of Pittsburgh, Baltimore and Cleveland and the Pennsylvania community markets.

Average deposits and customer repurchase agreements totaled $12.6 billion. On an organic basis, average total deposits and customer repurchase agreements increased $217 million, or 7.0% annualized, led by $140 million of growth in organic average non-interest bearing demand deposits. Average customer repurchase agreements were impacted by a planned migration to a new premium sweep deposit product launched in June, with balances shifting from customer repurchase agreements to premium sweep interest-bearing deposits. On an organic basis, average total transaction deposits and customer repurchase agreements increased $229 million, or 9.4% annualized, reflecting seasonally higher average balances for business deposits and growth in total average savings balances. Total loans as a percentage of deposits and customer repurchase agreements was 92% at June 30, 2015.

Non-Interest Income

Non-interest income totaled $39.8 million, increasing $1.6 million, or 4.1%. The second quarter included continued positive results from mortgage banking, wealth management and higher service charges, which were partially offset by seasonally lower insurance revenue. Mortgage banking results reflect record origination volume, stronger purchase activity and successful cross-selling efforts. Wealth management revenues (trust income and securities commissions) increased $0.8 million, reflecting incremental lift from the Cleveland and Baltimore markets and continued organic growth across the footprint. Non-interest income represents 24% of total revenue, consistent with the prior quarter.

Non-Interest Expense

Non-interest expense totaled $96.5 million, increasing $1.8 million, or 1.9%, reflecting a $1.2 million increase in salaries and benefits due to higher accruals for variable performance-based incentive compensation, $0.7 million higher OREO expense, and higher expense levels for marketing and outside professional services. These items were partially offset by lower FDIC insurance expense and seasonally lower occupancy expense. The efficiency ratio was 56.0%, compared to 56.6%.

Credit Quality

Credit quality metrics reflect a slight improvement in the ratio of non-performing loans and OREO to total loans and leases and OREO of 1 basis point to 0.93% at June 30, 2015, and 3 basis points for the originated portfolio to 1.05%. Delinquency remained stable at 0.86% at June 30, 2015.

Net charge-offs for the second quarter totaled $6.2 million, or 0.22% annualized of total average loans and leases, compared to $5.6 million, or 0.20% annualized. For the originated portfolio, net charge-offs as a percentage of average originated loans and leases were 0.23% annualized, compared to 0.24% annualized. For the originated portfolio, the allowance for credit losses to total originated loans and leases was 1.21%, compared to 1.22%. The ratio of the allowance for credit losses to total loans and leases remained flat at 1.13%. The provision for credit losses increased $0.7 million to $8.9 million, due to the difference in provision related to acquired loans. The ratio of the allowance for credit losses to total non-performing loans increased to 182.0%, compared to 180.8%.

Year-to-Date 2015 Results – Comparison to Prior Year-to-Date Period
(All comparisons refer to the first half of 2014, except as noted)

Results include the impact from the OBA Financial Services, Inc. (OBAF) acquisition on September 19, 2014, and the BCSB Bancorp, Inc. (BCSB) acquisition on February 15, 2014.

Net Interest Income/Loans/Deposits

Net interest income on a fully taxable equivalent basis totaled $249.3 million, increasing $23.8 million, or 10.6%, primarily due to strong organic growth and the benefit from OBAF and BSCB acquired balances. The net interest margin was 3.46%, compared to 3.61%. Excluding accretable yield adjustments, the core net interest margin was 3.41%, compared to 3.59%. The net interest margin narrowing reflects lower yields on new loans attributable to the extended low interest rate and competitive environment. Average earning assets grew $1.9 billion, or 15.3%, through consistent organic loan growth and the addition of OBAF and BCSB.

Average loans and leases totaled $11.4 billion, representing an increase of $1.5 billion, or 15.2%, reflecting strong organic average loan and lease growth of $1.1 billion, or 11.3%, and the full benefit of loans added with OBAF and BCSB. Average organic commercial loans and leases increased $560 million, or 10.0%, and average organic consumer loans increased $568 million, or 13.2%.

Average deposits and customer repurchase agreements totaled $12.5 billion, an increase of $0.9 billion, or 7.9%, including average organic growth of $471 million, or 4.0%. Organic growth in low-cost transaction deposit accounts and customer repurchase agreements was $738 million, or 8.3%, led by strong organic growth in average non-interest bearing demand deposits of $344 million, or 14.9%.

Non-Interest Income

Non-interest income totaled $77.9 million, decreasing $3.3 million, or 4.1%, with the first half of 2014 including higher gains on the sale of securities of $10.2 million. Excluding securities gains, non-interest income increased $6.9 million, or 9.7%, due to organic growth across several fee-based businesses. Mortgage banking revenues increased $3.2 million due to record high origination volume in 2015 and enhanced business development efforts. Wealth management revenues (trust income and securities commissions) increased $2.2 million, or 14.8%, reflecting organic sales growth and incremental lift from the two metro markets of Baltimore and Cleveland. Customer swap fee revenue increased by $0.7 million, reflecting higher volume due to the increased number of opportunities from the expanded presence in the metro markets.

Non-Interest Expense

Non-interest expense totaled $191.2 million, increasing $4.4 million, or 2.4%. Excluding merger, acquisition and severance costs, non-interest expense increased $12.1 million, or 6.8%, due to the addition of the full operating costs of BCSB and OBAF. The efficiency ratio improved to 56.3% from 58.1%.

Credit Quality

Credit quality results reflect overall improvement from the prior-year period. The ratio of non-performing loans and OREO to total loans and leases and OREO improved 23 basis points to 0.93%, and for the originated portfolio, the ratio of non-performing loans and OREO to total loans and leases and OREO improved 31 basis points to 1.05%. Total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans and leases, improved 27 basis points to 0.86% at June 30, 2015, reflecting an $11.8 million, or 11.9%, reduction in total originated delinquency.

Net charge-offs totaled $11.8 million, or 0.21% annualized of total average loans and leases, compared to $11.4 million, or 0.23% annualized. For the originated portfolio, net charge-offs were $11.6 million, or 0.24% annualized of total average originated loans and leases, compared to $10.5 million, or 0.25% annualized. The ratio of the allowance for credit losses to total originated loans and leases was 1.21% at June 30, 2015, compared to 1.26%, with the change directionally consistent with the performance of the portfolio. The provision for credit losses totaled $17.0 million, compared to $17.4 million in the prior-year period.

Capital Position

The tangible common equity to tangible assets ratio (non-GAAP measure) was 6.93%, compared to 7.01% and 6.73% at March 31, 2015, and June 30, 2014, respectively. The tangible book value per common share (non-GAAP measure) increased to $6.22, from $6.18 and $5.73 at March 31, 2015, and June 30, 2014, respectively. The common dividend payout ratio for the second quarter of 2015 was 55.5%.

Conference Call

F.N.B. Corporation will host a conference call to discuss second quarter 2015 financial results on Thursday, July 23, 2015, at 10:00 a.m. Eastern Time. Participating callers may access the call by dialing (866) 652-5200 or (412) 317-6060 for international callers. Participants should ask to be joined into the F.N.B. Corporation call. The Webcast and presentation materials may be accessed through the "Shareholder and Investor Relations" section of the Corporation's Web site at www.fnbcorporation.com.

A replay of the call will be available shortly after the completion of the call on the day of the call until midnight ET on Thursday, July 30, 2015. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference replay access code is 10067258. Following the call, a transcript of the call and the related presentation materials will be posted to the "Shareholder and Investor Relations" section of F.N.B. Corporation's Web site at www.fnbcorporation.com.

About F.N.B. Corporation

F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in six states, including three major metropolitan areas. It holds a top retail deposit market share in Pittsburgh, PA, Baltimore, MD, and Cleveland, OH. F.N.B. has total assets of $16.6 billion and more than 280 banking offices throughout Pennsylvania, Maryland, Ohio and West Virginia. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network, which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. F.N.B. also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

Non-GAAP Financial Measures

F.N.B. Corporation uses certain non-GAAP financial measures, such as operating net income available to common shareholders, operating net income per diluted common share, net interest income on a fully taxable equivalent (FTE), tangible book value per common share, and the ratio of tangible common equity to tangible assets, in addition to capital ratios defined by banking regulators, to provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures are included in the tables at the end of this release under the caption "Non-GAAP Financial Measures."

Cautionary Statement Regarding Forward-looking Information

We make statements in this press release and the related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
    Changes in interest rates and valuations in debt, equity and other financial markets.
    Disruptions in the liquidity and other functioning of U.S. and global financial markets.
    The impact of federal regulatory agencies that have oversight or review of F.N.B. Corporation's business and securities activities.
    Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
    Changes in customers', suppliers' and other counterparties' performance and creditworthiness which adversely affect loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.
    Slowing or reversal of the rate of growth in the economy and employment levels and other economic factors that affect our liquidity and the performance of our loan portfolio, particularly in the markets in which we operate.
    Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.
  Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities.  Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management.  These developments could include:
    Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles.  We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
    Results of the regulatory examination and supervisory process.
    Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act, Volcker rule, DFAST and Basel III initiatives.
    Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and our operational or security systems or infrastructure, or those of third-party vendors or other service providers, and rapid technological developments and changes.
  Business and operating results are affected by judgments and assumptions in our analytical and forecasting models, our reliance on the advice of experienced outside advisors and our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.
  As demonstrated by our acquisitions, we grow our business in part by acquiring, from time to time, other financial services companies, financial services assets and related deposits.  These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost or difficulties involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios; the extent of deposit attrition; and the potential dilutive effect to our current shareholders.
  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.  Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance, and the competitive and regulatory landscape.  Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities, cyber-attacks or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding these and other factors in our 2014 Form 10-K, including the Risk Factors section of that report, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				2Q15 -	2Q15 -
	2015		2014	1Q15	2Q14
	Second	First	Second	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income	$135,448	$133,369	$124,440	1.6	8.8
Interest expense	11,681	11,448	10,248	2.0	14.0
Net interest income	123,767	121,921	114,192	1.5	8.4
Taxable equivalent adjustment	1,805	1,783	1,691	1.2	6.8
Net interest income (FTE) (1)	125,572	123,704	115,883	1.5	8.4
Provision for credit losses	8,864	8,136	10,405	8.9	-14.8
Net interest income after provision (FTE)	116,708	115,568	105,478	1.0	10.6

Service charges	17,514	15,817	17,441	10.7	0.4
Trust income	5,432	5,161	4,862	5.2	11.7
Insurance commissions and fees	3,559	4,369	3,691	-18.5	-3.6
Securities commissions and fees	3,597	3,057	3,002	17.6	19.8
Mortgage banking operations	2,516	1,799	928	39.9	171.3
Gain (loss) on sale of securities	14	(9)	776	n/m	n/m
Other	7,120	7,988	8,491	-10.9	-16.2
Total non-interest income	39,752	38,182	39,190	4.1	1.4

Salaries and employee benefits	50,431	49,269	48,465	2.4	4.1
Occupancy and equipment	16,170	16,624	15,245	-2.7	6.1
FDIC insurance	2,783	3,689	3,399	-24.6	-18.1
Amortization of intangibles	1,999	2,115	2,461	-5.5	-18.8
Other real estate owned	1,580	909	922	73.9	71.3
Merger, acquisition and severance-related	371	0	832	n/m	n/m
Other	23,165	22,049	21,260	5.1	9.0
Total non-interest expense	96,499	94,655	92,584	1.9	4.2

Income before income taxes	59,961	59,095	52,084	1.5	15.1
Taxable equivalent adjustment	1,805	1,783	1,691	1.2	6.8
Income taxes	18,025	16,969	15,562	6.2	15.8
Net income	40,131	40,343	34,831	-0.5	15.2
Preferred stock dividends	2,010	2,010	2,010
Net income available to common stockholders	$38,121	$38,333	$32,821	-0.6	16.1

Earnings per common share:
Basic	$0.22	$0.22	$0.20	0.0	10.0
Diluted	$0.22	$0.22	$0.20	0.0	10.0

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	$38,121	38,333	$32,821
Net gain on sale of pooled TPS and other securities, net of tax	0	0	0
Merger, acquisition and severance costs, net of tax	241	0	541
Operating net income available to common stockholders	$38,362	38,333	$33,362	0.1	15.0

Operating diluted earnings per common share:
Diluted earnings per common share	$0.22	$0.22	$0.20
Effect of net gain on sale of pooled TPS and other securities,
net of tax	0.00	0.00	0.00
Effect of merger, acquisition and severance costs, net of tax	0.00	0.00	0.00
Operating diluted earnings per common share	$0.22	$0.22	$0.20	0.0	10.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,		Percent
Statement of earnings	2015	2014	Variance
Interest income	$268,817	$242,319	10.9
Interest expense	23,129	20,303	13.9
Net interest income	245,688	222,016	10.7
Taxable equivalent adjustment	3,588	3,413	5.1
Net interest income (FTE) (1)	249,276	225,429	10.6
Provision for credit losses	17,000	17,411	-2.4
Net interest income after provision (FTE)	232,276	208,018	11.7

Service charges	33,331	32,710	1.9
Trust income	10,593	9,625	10.0
Insurance commissions and fees	7,928	8,635	-8.2
Securities commissions and fees	6,654	5,394	23.4
Mortgage banking operations	4,315	1,141	278.1
Gain (loss) on sale of securities	5	10,237	n/m
Other	15,108	13,518	11.8
Total non-interest income	77,934	81,260	-4.1

Salaries and employee benefits	99,700	95,489	4.4
Occupancy and equipment	32,794	30,626	7.1
FDIC insurance	6,472	6,392	1.2
Amortization of intangibles	4,114	4,744	-13.3
Other real estate owned	2,489	1,702	46.2
Merger, acquisition and severance-related	371	8,080	n/m
Other	45,214	39,718	13.8
Total non-interest expense	191,154	186,751	2.4

Income before income taxes	119,056	102,528	16.1
Taxable equivalent adjustment	3,588	3,413	5.1
Income taxes	34,994	29,761	17.6
Net income	80,474	69,354	16.0
Preferred stock dividends	4,020	4,332
Net income available to common stockholders	$76,454	$65,022	17.6

Earnings per common share:
Basic	$0.44	$0.40	10.0
Diluted	$0.43	$0.39	10.3

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	$76,454	$65,022
Net gain on sale of pooled TPS and other securities, net of tax	0	(6,150)
Merger, acquisition and severance costs, net of tax	241	5,252
Operating net income available to common stockholders	$76,695	$64,125	19.6

Operating diluted earnings per common share:
Diluted earnings per common share	$0.43	$0.39
Effect of net gain on sale of pooled TPS and other securities,
net of tax	0.00	(0.04)
Effect of merger, acquisition and severance costs, net of tax	0.00	0.03
Operating diluted earnings per common share	$0.44	$0.39	13.2

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				2Q15 -	2Q15 -
	2015		2014	1Q15	2Q14
	Second	First	Second	Percent	Percent
Balance Sheet (at period end)	Quarter	Quarter	Quarter	Variance	Variance
Assets
Cash and due from banks	$196,189	$191,347	$250,954	2.5	-21.8
Interest bearing deposits with banks	41,290	42,899	19,766	-3.8	108.9
Cash and cash equivalents	237,479	234,246	270,720	1.4	-12.3
Securities available for sale	1,618,620	1,537,080	1,384,273	5.3	16.9
Securities held to maturity	1,518,060	1,513,204	1,427,852	0.3	6.3
Residential mortgage loans held for sale	6,711	4,621	2,705	45.2	148.1
Loans and leases, net of unearned income	11,626,787	11,404,099	10,333,873	2.0	12.5
Allowance for credit losses	(131,141)	(128,499)	(116,748)	2.1	12.3
Net loans and leases	11,495,646	11,275,600	10,217,125	2.0	12.5
Premises and equipment, net	167,010	169,859	162,383	-1.7	2.8
Goodwill	831,333	829,726	805,514	0.2	3.2
Core deposit and other intangible assets, net	45,057	45,520	48,292	-1.0	-6.7
Bank owned life insurance	304,318	303,102	309,750	0.4	-1.8
Other assets	374,367	365,890	390,633	2.3	-4.2
Total Assets	$16,598,601	$16,278,848	$15,019,247	2.0	10.5

Liabilities
Deposits:
Non-interest bearing demand	$2,813,488	$2,728,599	$2,429,120	3.1	15.8
Interest bearing demand	5,226,703	4,724,985	4,354,333	10.6	20.0
Savings	1,730,359	1,763,275	1,576,480	-1.9	9.8
Certificates and other time deposits	2,587,577	2,589,184	2,697,837	-0.1	-4.1
Total Deposits	12,358,127	11,806,043	11,057,770	4.7	11.8
Short-term borrowings	1,507,582	1,740,500	1,504,510	-13.4	0.2
Long-term borrowings	542,578	541,474	394,074	0.2	37.7
Other liabilities	124,543	135,555	154,816	-8.1	-19.6
Total Liabilities	14,532,830	14,223,572	13,111,170	2.2	10.8

Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	0.0	0.0
Common stock	1,765	1,763	1,673	0.1	5.5
Additional paid-in capital	1,803,347	1,805,991	1,700,220	-0.1	6.1
Retained earnings	210,422	193,461	146,542	8.8	43.6
Accumulated other comprehensive income	(43,953)	(34,980)	(36,559)	25.7	20.2
Treasury stock	(12,692)	(17,841)	(10,681)	-28.9	18.8
Total Stockholders' Equity	2,065,771	2,055,276	1,908,077	0.5	8.3
Total Liabilities and Stockholders' Equity	$16,598,601	$16,278,848	$15,019,247	2.0	10.5

Selected average balances
Total assets	$16,457,166	$16,147,232	$14,710,831	1.9	11.9
Earning assets	14,661,142	14,347,872	12,909,262	2.2	13.6
Interest bearing deposits with banks	75,955	75,707	45,725	0.3	66.1
Securities	3,045,009	2,983,753	2,751,703	2.1	10.7
Residential mortgage loans held for sale	8,049	4,833	2,752	66.5	192.4
Loans and leases, net of unearned income	11,532,129	11,283,579	10,109,082	2.2	14.1
Allowance for credit losses	131,431	128,697	113,009	2.1	16.3
Goodwill and intangibles	875,314	876,196	854,760	-0.1	2.4
Deposits and customer repurchase agreements (6)	12,579,811	12,362,558	11,786,281	1.8	6.7
Short-term borrowings	1,127,376	1,053,938	551,633	7.0	104.4
Long-term borrowings	541,992	541,549	325,818	0.1	66.3
Total stockholders' equity	2,066,024	2,040,261	1,900,751	1.3	8.7
Preferred stockholders' equity	106,882	106,882	106,882	0.0	0.0

Common stock data
Average diluted shares outstanding	176,361,840	175,825,976	167,867,608	0.3	5.1
Period end shares outstanding	175,286,980	174,691,702	166,559,258	0.3	5.2
Book value per common share	$11.18	$11.15	$10.81	0.2	3.3
Tangible book value per common share (4)	$6.22	$6.18	$5.73	0.6	8.5
Dividend payout ratio (common)	55.51%	54.76%	61.26%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
Balance Sheet (at period end)	2015	2014	Variance
Assets
Cash and due from banks	$196,189	$250,954	-21.8
Interest bearing deposits with banks	41,290	19,766	108.9
Cash and cash equivalents	237,479	270,720	-12.3
Securities available for sale	1,618,620	1,384,273	16.9
Securities held to maturity	1,518,060	1,427,852	6.3
Residential mortgage loans held for sale	6,711	2,705	148.1
Loans and leases, net of unearned income	11,626,787	10,333,873	12.5
Allowance for credit losses	(131,141)	(116,748)	12.3
Net loans and leases	11,495,646	10,217,125	12.5
Premises and equipment, net	167,010	162,383	2.8
Goodwill	831,333	805,514	3.2
Core deposit and other intangible assets, net	45,057	48,292	-6.7
Bank owned life insurance	304,318	309,750	-1.8
Other assets	374,367	390,633	-4.2
Total Assets	$16,598,601	$15,019,247	10.5

Liabilities
Deposits:
Non-interest bearing demand	$2,813,488	$2,429,120	15.8
Interest bearing demand	5,226,703	4,354,333	20.0
Savings	1,730,359	1,576,480	9.8
Certificates and other time deposits	2,587,577	2,697,837	-4.1
Total Deposits	12,358,127	11,057,770	11.8
Short-term borrowings	1,507,582	1,504,510	0.2
Long-term borrowings	542,578	394,074	37.7
Other liabilities	124,543	154,816	-19.6
Total Liabilities	14,532,830	13,111,170	10.8

Stockholders' Equity
Preferred Stock	106,882	106,882	0.0
Common stock	1,765	1,673	5.5
Additional paid-in capital	1,803,347	1,700,220	6.1
Retained earnings	210,422	146,542	43.6
Accumulated other comprehensive income	(43,953)	(36,559)	20.2
Treasury stock	(12,692)	(10,681)	18.8
Total Stockholders' Equity	2,065,771	1,908,077	8.3
Total Liabilities and Stockholders' Equity	$16,598,601	$15,019,247	10.5

Selected average balances
Total assets	$16,303,055	$14,352,061	13.6
Earning assets	14,505,373	12,578,070	15.3
Interest bearing deposits with banks	75,832	45,958	65.0
Securities	3,014,550	2,624,766	14.9
Residential mortgage loans held for sale	6,450	3,792	70.1
Loans and leases, net of unearned income	11,408,541	9,903,554	15.2
Allowance for credit losses	130,071	111,704	16.4
Goodwill and intangibles	875,753	844,950	3.6
Deposits and customer repurchase agreements (6)	12,471,785	11,563,899	7.9
Short-term borrowings	1,090,860	471,614	131.3
Long-term borrowings	541,771	309,968	74.8
Total stockholders' equity	2,053,214	1,865,373	10.1
Preferred stockholders' equity	106,882	106,882	0.0

Common stock data
Average diluted shares outstanding	176,096,195	165,928,360	6.1
Period end shares outstanding	175,286,980	166,559,258	5.2
Book value per common share	$11.18	$10.81	3.3
Tangible book value per common share (4)	$6.22	$5.73	8.5
Dividend payout ratio (common)	55.13%	61.71%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				2Q15 -	2Q15 -
	2015		2014	1Q15	2Q14
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Performance ratios
Return on average equity	7.79%	8.02%	7.35%
Return on average tangible equity (2) (4)	13.87%	14.45%	13.88%
Return on average tangible common equity (2) (4)	14.49%	15.13%	14.59%
Return on average assets	0.98%	1.01%	0.95%
Return on average tangible assets (3) (4)	1.07%	1.11%	1.05%
Net interest margin (FTE) (1)	3.43%	3.48%	3.60%
Yield on earning assets (FTE) (1)	3.75%	3.81%	3.92%
Cost of interest-bearing liabilities	0.41%	0.41%	0.40%
Cost of funds	0.33%	0.33%	0.32%
Efficiency ratio (FTE) (1) (5)	55.99%	56.60%	57.27%
Effective tax rate	30.99%	29.61%	30.88%

Capital ratios
Equity / assets (period end)	12.45%	12.63%	12.70%
Leverage ratio	8.24%	8.29%	8.44%
Tangible equity / tangible assets (period end) (4)	7.61%	7.70%	7.49%
Tangible common equity / tangible assets (period end) (4)	6.93%	7.01%	6.73%

Balances at period end
Loans and Leases:
Commercial real estate	$3,852,607	$3,817,189	$3,577,933	0.9	7.7
Commercial and industrial	2,453,868	2,397,731	2,103,896	2.3	16.6
Commercial leases	190,881	180,207	164,676	5.9	15.9
Commercial loans and leases	6,497,356	6,395,127	5,846,505	1.6	11.1
Direct installment	1,676,349	1,653,621	1,512,149	1.4	10.9
Residential mortgages	1,350,502	1,299,097	1,145,286	4.0	17.9
Indirect installment	942,801	905,204	729,513	4.2	29.2
Consumer LOC	1,118,970	1,108,418	1,037,519	1.0	7.9
Other	40,809	42,632	62,901	-4.3	-35.1
Total loans and leases	$11,626,787	$11,404,099	$10,333,873	2.0	12.5

Deposits:
Non-interest bearing deposits	$2,813,488	$2,728,599	$2,429,120	3.1	15.8
Interest bearing demand	5,226,703	4,724,985	4,354,333	10.6	20.0
Savings	1,730,359	1,763,275	1,576,480	-1.9	9.8
Certificates of deposit and other time deposits	2,587,577	2,589,184	2,697,837	-0.1	-4.1
Total deposits	12,358,127	11,806,043	11,057,770	4.7	11.8
Customer repurchase agreements (6)	212,380	757,279	751,066	-72.0	-71.7
Total deposits and customer repurchase agreements (6)	$12,570,507	$12,563,322	$11,808,836	0.1	6.5

Average balances
Loans and Leases:
Commercial real estate	$3,855,761	$3,781,741	$3,515,115	2.0	9.7
Commercial and industrial	2,425,800	2,357,873	2,034,481	2.9	19.2
Commercial leases	186,918	177,922	163,720	5.1	14.2
Commercial loans and leases	6,468,479	6,317,536	5,713,316	2.4	13.2
Direct installment	1,665,245	1,647,348	1,484,698	1.1	12.2
Residential mortgages	1,313,181	1,271,336	1,134,820	3.3	15.7
Indirect installment	924,463	894,709	702,257	3.3	31.6
Consumer LOC	1,113,621	1,109,672	1,023,963	0.4	8.8
Other	47,140	42,978	50,028	9.7	-5.8
Total loans and leases	$11,532,129	$11,283,579	$10,109,082	2.2	14.1

Deposits:
Non-interest bearing deposits	$2,776,955	$2,637,405	$2,374,516	5.3	16.9
Interest bearing demand	4,746,091	4,677,671	4,301,667	1.5	10.3
Savings	1,744,837	1,616,284	1,575,453	8.0	10.8
Certificates of deposit and other time deposits	2,588,778	2,600,551	2,736,294	-0.5	-5.4
Total deposits	11,856,661	11,531,911	10,987,930	2.8	7.9
Customer repurchase agreements (6)	723,150	830,647	798,351	-12.9	-9.4
Total deposits and customer repurchase agreements (6)	$12,579,811	$12,362,558	$11,786,281	1.8	6.7

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
	2015	2014	Variance
Performance ratios
Return on average equity	7.90%	7.50%
Return on average tangible equity (2) (4)	14.16%	14.21%
Return on average tangible common equity (2) (4)	14.81%	14.91%
Return on average assets	1.00%	0.97%
Return on average tangible assets (3) (4)	1.09%	1.08%
Net interest margin (FTE) (1)	3.46%	3.61%
Yield on earning assets (FTE) (1)	3.78%	3.93%
Cost of interest-bearing liabilities	0.41%	0.41%
Cost of funds	0.33%	0.33%
Efficiency ratio (FTE) (1) (5)	56.29%	58.10%
Effective tax rate	30.31%	30.03%

Capital ratios
Equity / assets (period end)	12.45%	12.70%
Leverage ratio	8.24%	8.44%
Tangible equity / tangible assets (period end) (4)	7.61%	7.49%
Tangible common equity / tangible assets (period end) (4)	6.93%	6.73%

Balances at period end
Loans and Leases:
Commercial real estate	$3,852,607	$3,577,933	7.7
Commercial and industrial	2,453,868	2,103,896	16.6
Commercial leases	190,881	164,676	15.9
Commercial loans and leases	6,497,356	5,846,505	11.1
Direct installment	1,676,349	1,512,149	10.9
Residential mortgages	1,350,502	1,145,286	17.9
Indirect installment	942,801	729,513	29.2
Consumer LOC	1,118,970	1,037,519	7.9
Other	40,809	62,901	-35.1
Total loans and leases	$11,626,787	$10,333,873	12.5

Deposits:
Non-interest bearing deposits	$2,813,488	$2,429,120	15.8
Interest bearing demand	5,226,703	4,354,333	20.0
Savings	1,730,359	1,576,480	9.8
Certificates of deposit and other time deposits	2,587,577	2,697,837	-4.1
Total deposits	12,358,127	11,057,770	11.8
Customer repurchase agreements (6)	212,380	751,066	-71.7
Total deposits and customer repurchase agreements (6)	$12,570,507	$11,808,836	6.5

Average balances
Loans and Leases:
Commercial real estate	$3,821,108	$3,424,421	11.6
Commercial and industrial	2,389,871	1,983,478	20.5
Commercial leases	182,445	162,053	12.6
Commercial loans and leases	6,393,424	5,569,952	14.8
Direct installment	1,656,346	1,475,595	12.2
Residential mortgages	1,292,374	1,121,161	15.3
Indirect installment	909,668	684,235	32.9
Consumer LOC	1,111,657	1,005,735	10.5
Other	45,072	46,876	-3.8
Total loans and leases	$11,408,541	$9,903,554	15.2

Deposits:
Non-interest bearing deposits	$2,707,566	$2,299,070	17.8
Interest bearing demand	4,712,070	4,200,940	12.2
Savings	1,680,916	1,535,075	9.5
Certificates of deposit and other time deposits	2,594,632	2,715,794	-4.5
Total deposits	11,695,184	10,750,879	8.8
Customer repurchase agreements (6)	776,601	813,020	-4.5
Total deposits and customer repurchase agreements (6)	$12,471,785	$11,563,899	7.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				2Q15 -	2Q15 -
	2015		2014	1Q15	2Q14
	Second	First	Second	Percent	Percent
Asset Quality Data	Quarter	Quarter	Quarter	Variance	Variance
Non-Performing Assets
Non-performing loans (7)
Non-accrual loans	$45,332	$45,029	$59,549	0.7	-23.9
Restructured loans	22,916	22,022	20,485	4.1	11.9
Non-performing loans	68,248	67,051	80,034	1.8	-14.7
Other real estate owned (8)	40,190	40,796	40,268	-1.5	-0.2
Total non-performing assets	$108,438	$107,847	$120,302	0.5	-9.9

Non-performing loans / total loans and leases	0.59%	0.59%	0.77%
Non-performing loans / total originated loans and
and leases (9)	0.67%	0.68%	0.91%
Non-performing loans + OREO / total loans and
leases + OREO	0.93%	0.94%	1.16%
Non-performing loans + OREO / total originated
loans and leases + OREO (9)	1.05%	1.08%	1.36%
Non-performing assets / total assets	0.65%	0.66%	0.80%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (9)
Balance at beginning of period	$121,248	$117,952	$107,123	2.8	13.2
Provision for credit losses	8,743	9,067	8,900	-3.6	-1.8
Net loan charge-offs	(5,795)	(5,771)	(4,835)	0.4	19.9
Allowance for credit losses (originated portfolio) (9)	124,196	121,248	111,188	2.4	11.7

Allowance for credit losses (acquired portfolio) (10)
Balance at beginning of period	7,251	7,974	5,096
Provision for credit losses	121	(931)	1,505
Net loan charge-offs	(427)	208	(1,041)
Allowance for credit losses (acquired portfolio) (10)	6,945	7,251	5,560	-4.2	24.9

Total allowance for credit losses	$131,141	$128,499	$116,748	2.1	12.3

Allowance for credit losses / total loans and leases	1.13%	1.13%	1.13%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (9)	1.21%	1.22%	1.26%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (7)	181.98%	180.83%	138.93%
Net loan charge-offs (annualized) / total average loans
and leases	0.22%	0.20%	0.23%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (9)	0.23%	0.24%	0.23%

Delinquency - Originated Portfolio (9)
Loans 30-89 days past due	$36,581	$34,042	$33,821	7.5	8.2
Loans 90+ days past due	5,917	6,543	6,282	-9.6	-5.8
Non-accrual loans	45,332	45,029	59,549	0.7	-23.9
Total past due and non-accrual loans	$87,830	$85,614	$99,652	2.6	-11.9

Total past due and non-accrual loans / total originated loans	0.86%	0.86%	1.13%

Memo item:
Delinquency - Acquired Portfolio (10) (11)
Loans 30-89 days past due	$20,838	$19,854	$30,657	5.0	-32.0
Loans 90+ days past due	30,154	35,906	58,636	-16.0	-48.6
Non-accrual loans	0	0	0	0.0	0.0
Total past due and non-accrual loans	$50,992	$55,760	$89,293	-8.6	-42.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
Asset Quality Data	2015	2014	Variance
Non-Performing Assets
Non-performing loans (7)
Non-accrual loans	$45,332	$59,549	-23.9
Restructured loans	22,916	20,485	11.9
Non-performing loans	68,248	80,034	-14.7
Other real estate owned (8)	40,190	40,268	-0.2
Total non-performing assets	$108,438	$120,302	-9.9

Non-performing loans / total loans and leases	0.59%	0.77%
Non-performing loans / total originated loans and
and leases (9)	0.67%	0.91%
Non-performing loans + OREO / total loans and
leases + OREO	0.93%	1.16%
Non-performing loans + OREO / total originated
loans and leases + OREO (9)	1.05%	1.36%
Non-performing assets / total assets	0.65%	0.80%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (9)
Balance at beginning of period	$117,952	$104,884	12.5
Provision for credit losses	17,810	16,756	6.3
Net loan charge-offs	(11,566)	(10,452)	10.7
Allowance for credit losses (originated portfolio) (9)	124,196	111,188	11.7

Allowance for credit losses (acquired portfolio) (10)
Balance at beginning of period	7,974	5,900
Provision for credit losses	(810)	655
Net loan charge-offs	(219)	(995)
Allowance for credit losses (acquired portfolio) (10)	6,945	5,560	24.9

Total allowance for credit losses	$131,141	$116,748	12.3

Allowance for credit losses / total loans and leases	1.13%	1.13%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (9)	1.21%	1.26%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (7)	181.98%	138.93%
Net loan charge-offs (annualized) / total average loans
and leases	0.21%	0.23%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (9)	0.24%	0.25%

Delinquency - Originated Portfolio (9)
Loans 30-89 days past due	$36,581	$33,821	8.2
Loans 90+ days past due	5,917	6,282	-5.8
Non-accrual loans	45,332	59,549	-23.9
Total past due and non-accrual loans	$87,830	$99,652	-11.9

Total past due and non-accrual loans / total originated loans	0.86%	1.13%

Memo item:
Delinquency - Acquired Portfolio (10) (11)
Loans 30-89 days past due	$20,838	$30,657	-32.0
Loans 90+ days past due	30,154	58,636	-48.6
Non-accrual loans	0	0	0.0
Total past due and non-accrual loans	$50,992	$89,293	-42.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2015
	Second Quarter			First Quarter
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$75,955	$28	0.15%	$75,707	$32	0.17%
Taxable investment securities (12)	2,855,637	14,467	2.03%	2,815,252	14,214	2.02%
Non-taxable investment securities (13)	189,372	2,283	4.82%	168,501	2,116	5.02%
Residential mortgage loans held for sale	8,049	119	5.93%	4,833	63	5.22%
Loans and leases (13) (14)	11,532,129	120,356	4.19%	11,283,579	118,727	4.26%
Total Interest Earning Assets (13)	14,661,142	137,253	3.75%	14,347,872	135,152	3.81%
Cash and due from banks	192,987			194,598
Allowance for loan losses	(131,431)			(128,697)
Premises and equipment	169,098			168,586
Other assets	1,565,370			1,564,873
Total Assets	$16,457,166			$16,147,232

Liabilities
Deposits:
Interest-bearing demand	$4,746,091	1,946	0.16%	$4,677,671	1,894	0.16%
Savings	1,744,837	193	0.04%	1,616,284	173	0.04%
Certificates and other time	2,588,778	5,497	0.85%	2,600,551	5,382	0.84%
Customer repurchase agreements	723,150	391	0.21%	830,646	456	0.22%
Other short-term borrowings	1,127,376	1,403	0.50%	1,053,939	1,312	0.50%
Long-term borrowings	541,992	2,251	1.67%	541,549	2,231	1.67%
Total Interest Bearing Liabilities (13)	11,472,224	11,681	0.41%	11,320,640	11,448	0.41%
Non-interest bearing demand deposits	2,776,955			2,637,405
Other liabilities	141,963			148,926
Total Liabilities	14,391,142			14,106,971
Stockholders' equity	2,066,024			2,040,261
Total Liabilities and Stockholders' Equity	$16,457,166			$16,147,232

Net Interest Earning Assets	$3,188,918			$3,027,232

Net Interest Income (FTE)		125,572			123,704
Tax Equivalent Adjustment		(1,805)			(1,783)
Net Interest Income		$123,767			$121,921

Net Interest Spread			3.34%			3.40%
Net Interest Margin (13)			3.43%			3.48%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2014
	Second Quarter
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$45,725	$21	0.18%
Taxable investment securities (12)	2,600,855	13,578	2.09%
Non-taxable investment securities (13)	150,848	1,987	5.27%
Residential mortgage loans held for sale	2,751	90	13.08%
Loans and leases (13) (14)	10,109,083	110,455	4.38%
Total Interest Earning Assets (13)	12,909,262	126,131	3.92%
Cash and due from banks	193,670
Allowance for loan losses	(113,009)
Premises and equipment	164,063
Other assets	1,556,845
Total Assets	$14,710,831

Liabilities
Deposits:
Interest-bearing demand	$4,301,667	1,665	0.16%
Savings	1,575,453	182	0.05%
Certificates and other time	2,736,294	5,614	0.82%
Customer repurchase agreements	798,351	439	0.22%
Other short-term borrowings	551,633	894	0.65%
Long-term borrowings	325,818	1,454	1.79%
Total Interest Bearing Liabilities (13)	10,289,216	10,248	0.40%
Non-interest bearing demand deposits	2,374,516
Other liabilities	146,348
Total Liabilities	12,810,080
Stockholders' equity	1,900,751
Total Liabilities and Stockholders' Equity	$14,710,831

Net Interest Earning Assets	$2,620,046

Net Interest Income (FTE)		115,883
Tax Equivalent Adjustment		(1,691)
Net Interest Income		$114,192

Net Interest Spread			3.52%
Net Interest Margin (13)			3.60%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2015			2014
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$75,832	$60	0.16%	$45,958	$47	0.21%
Taxable investment securities (12)	2,835,555	28,680	2.02%	2,474,533	26,028	2.11%
Non-taxable investment securities (13)	178,995	4,400	4.92%	150,233	3,983	5.30%
Residential mortgage loans held for sale	6,450	182	5.66%	3,792	225	11.88%
Loans and leases (13) (14)	11,408,541	239,083	4.22%	9,903,554	215,450	4.38%
Total Interest Earning Assets (13)	14,505,373	272,405	3.78%	12,578,070	245,733	3.93%
Cash and due from banks	193,788			191,655
Allowance for loan losses	(130,072)			(111,704)
Premises and equipment	168,844			162,098
Other assets	1,565,122			1,531,942
Total Assets	$16,303,055			$14,352,061

Liabilities
Deposits:
Interest-bearing demand	$4,712,070	3,842	0.16%	$4,200,940	3,180	0.15%
Savings	1,680,916	365	0.04%	1,535,075	353	0.05%
Certificates and other time	2,594,632	10,878	0.85%	2,715,794	11,077	0.82%
Customer repurchase agreements	776,601	847	0.22%	813,020	902	0.22%
Other short-term borrowings	1,090,860	2,715	0.50%	471,614	1,650	0.70%
Long-term borrowings	541,771	4,482	1.67%	309,968	3,141	2.04%
Total Interest Bearing Liabilities (13)	11,396,850	23,129	0.41%	10,046,411	20,303	0.41%
Non-interest bearing demand deposits	2,707,566			2,299,070
Other liabilities	145,425			141,207
Total Liabilities	14,249,841			12,486,688
Stockholders' equity	2,053,214			1,865,373
Total Liabilities and Stockholders' Equity	$16,303,055			$14,352,061

Net Interest Earning Assets	$3,108,523			$2,531,659

Net Interest Income (FTE)		249,276			225,430
Tax Equivalent Adjustment		(3,588)			(3,413)
Net Interest Income		$245,688			$222,017

Net Interest Spread			3.37%			3.52%
Net Interest Margin (13)			3.46%			3.61%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers.  The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP.  The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	2015		2014
	Second	First	Second
	Quarter	Quarter	Quarter
Return on average tangible equity (2):
Net income (annualized)	$160,966	$163,614	$139,709
Amortization of intangibles, net of tax (annualized)	5,212	5,576	6,416
	166,178	169,190	146,125

Average total shareholders' equity	2,066,024	2,040,261	1,900,751
Less: Average intangibles	(868,133)	(869,286)	(847,815)
	1,197,891	1,170,975	1,052,936

Return on average tangible equity (2)	13.87%	14.45%	13.88%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$152,903	$155,461	$131,646
Amortization of intangibles, net of tax (annualized)	5,212	5,576	6,416
	158,115	161,037	138,062

Average total stockholders' equity	2,066,024	2,040,261	1,900,751
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: Average intangibles	(868,133)	(869,286)	(847,815)
	1,091,009	1,064,093	946,054

Return on average tangible common equity (2)	14.49%	15.13%	14.59%

Return on average tangible assets (3):
Net income (annualized)	$160,966	$163,614	$139,709
Amortization of intangibles, net of tax (annualized)	5,212	5,576	6,416
	166,178	169,190	146,125

Average total assets	16,457,166	16,147,232	14,710,831
Less: Average intangibles	(868,133)	(869,286)	(847,815)
	15,589,033	15,277,946	13,863,016

Return on average tangible assets (3)	1.07%	1.11%	1.05%

Tangible book value per share:
Total shareholders' equity	$2,065,771	$2,055,276	$1,908,077
Less: preferred shareholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(869,052)	(868,257)	(846,830)
	1,089,837	1,080,137	954,365

Ending shares outstanding	175,286,980	174,691,702	166,559,258

Tangible book value per share	$6.22	$6.18	$5.73

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,
	2015	2014
Return on average tangible equity (2):
Net income (annualized)	$162,283	$139,858
Amortization of intangibles, net of tax (annualized)	5,392	6,219
	167,675	146,077

Average total shareholders' equity	2,053,214	1,865,373
Less: Average intangibles	(868,707)	(837,636)
	1,184,507	1,027,737

Return on average tangible equity (2)	14.16%	14.21%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$154,175	$131,122
Amortization of intangibles, net of tax (annualized)	5,392	6,219
	159,567	137,341

Average total stockholders' equity	2,053,214	1,865,373
Less: Average preferred stockholders' equity	(106,882)	(106,882)
Less: Average intangibles	(868,707)	(837,636)
	1,077,625	920,855

Return on average tangible common equity (2)	14.81%	14.91%

Return on average tangible assets (3):
Net income (annualized)	$162,283	$139,858
Amortization of intangibles, net of tax (annualized)	5,392	6,219
	167,675	146,077

Average total assets	16,303,055	14,352,061
Less: Average intangibles	(868,707)	(837,636)
	15,434,348	13,514,425

Return on average tangible assets (3)	1.09%	1.08%

Tangible book value per share:
Total shareholders' equity	$2,065,771	$1,908,077
Less: preferred shareholders' equity	(106,882)	(106,882)
Less: intangibles	(869,052)	(846,830)
	1,089,837	954,365

Ending shares outstanding	175,286,980	166,559,258

Tangible book value per share	$6.22	$5.73

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2015		2014
	Second	First	Second
	Quarter	Quarter	Quarter
Tangible equity / tangible assets (period end):
Total shareholders' equity	$2,065,771	$2,055,276	$1,908,077
Less: intangibles	(869,052)	(868,257)	(846,830)
	1,196,719	1,187,019	1,061,247

Total assets	16,598,601	16,278,848	15,019,247
Less: intangibles	(869,052)	(868,257)	(846,830)
	15,729,549	15,410,591	14,172,417

Tangible equity / tangible assets (period end)	7.61%	7.70%	7.49%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$2,065,771	$2,055,276	$1,908,077
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(869,052)	(868,257)	(846,830)
	1,089,837	1,080,137	954,365

Total assets	16,598,601	16,278,848	15,019,247
Less: intangibles	(869,052)	(868,257)	(846,830)
	15,729,549	15,410,591	14,172,417

Tangible equity / tangible assets (period end)	6.93%	7.01%	6.73%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.

(2)	Return on average tangible equity is calculated by dividing net income excluding amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income excluding amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense and merger, acquisition and severance costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities gains.
(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)	Does not include loans acquired at fair value ("acquired portfolio").
(8)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(9)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(10)	"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009.
The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.
(11)	Represents contractual balances.
(12)	The average balances and yields earned on taxable investment securities are based on historical cost.
(13)	The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented. The yields on earning assets and the net interest margin are presented on an FTE and annualized basis. The rates paid on interest-bearing liabilities are also presented on an annualized basis.
(14)	Average balances for loans include non-accrual loans. Loans and leases consist of average total loans and leases less average unearned income. The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact:Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell), lazzaro@fnb-corp.com; Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com